Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into between M&F Bancorp, Inc., a holding company and corporation organized under the laws of the State of North Carolina (“Bancorp”) and its subsidiary, Mechanics & Farmers Bank, a corporation organized under the laws of the State of North Carolina (the “Bank”) (collectively referred to as “Employer”), and Ronald Wiley (“Executive”).

WHEREAS, Executive was previously employed by Employer in the position of President and Chief Executive Officer; and

WHEREAS, Executive previously served on the Board of Directors for Bancorp and Bank; and

WHEREAS, Executive was a party to an Executive Employment Agreement with Bancorp and Bank dated May 9, 2005 (“Employment Agreement”); and

WHEREAS, Executive’s employment will terminate effective January 22, 2007, (“Separation Date”); and

WHEREAS, Executive will resign as a Director for Bancorp and Bank effective January 22, 2007; and

WHEREAS, Employer and Executive agree that it is in the best interest of each party that the terms and conditions of Executive’s separation from employment be expressly set forth.

NOW, THEREFORE, in consideration of the agreement and mutual covenants of the parties as contained in this Agreement, the parties agree as follows:

1. Severance Payments. In exchange for the promises made by Executive in this Agreement and his performance of those promises, Employer will pay Executive his salary at Executive’s current base pay through December 31, 2007, subject to applicable withholdings (“Severance Payments”). Employer shall pay such Severance Payments on its regularly scheduled paydays, the first of which to be paid on the next regularly scheduled pay day following the eighth day after Executive’s execution of this Agreement.

2. COBRA Continuation. Subject to Executive’s full acceptance of this Agreement, Employer will pay all expenses associated with the continuation of Executive’s health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) through December 31, 2007, unless Executive secures comparable coverage through another employer prior to such time. If Executive declines to accept this Agreement, Executive will still have all rights under COBRA; however, Executive will be responsible for paying all expenses associated with the continuation of health plan coverage.

3. Vacation Pay. Employer will pay Executive for all earned, but unused vacation on the next regularly scheduled payday after the Separation Date. As vacation is accrued under the Bank’s employment policies and Executive accrues at the rate of 1.67 days per month, and Executive has taken 1 day of vacation during calendar year 2007 thus far, Executive will be paid for .67 days of vacation.

4. Public Announcement and Reference Letter. The parties agree to make a public statement regarding Executive’s departure from employment with the Bank and Bancorp which states “Ron Wiley has submitted his resignation from the Bank and Bancorp to pursue other opportunities.” The Bank will provide Executive with a reference letter in the form attached hereto as Exhibit A for his use in pursuing other employment opportunities.

5. Release from Non-Competition Covenant. Bank and Bancorp hereby release Executive from the non-competition covenant contained in Paragraph VII of the Employment Agreement.

6. Assistance with 2006 Year-End Financial and Other Reporting Requirements for Bancorp. With respect to the preparation and filing of Bancorp’s year-end financial statements (including its Form 10-KSB), if asked to do so, Executive will review and comment upon the Form 10-KSB and provide Bancorp with customary upwards certifications. Such certifications shall be qualified to cover only matters within Executive’s knowledge, as principal executive officer during the 2006 reporting year, and designed to give the certifying principal executive officer reasonable assurances as to matters known by Executive. In exchange for Executive’s post-employment cooperation and participation as set forth in this Paragraph and considering that Executive currently benefits from certain indemnification pursuant to the Employment Agreement, and further considering that the obligations undertaken in this Paragraph are substantially similar to his obligations under the Employment Agreement, Employer agrees to indemnify and hold harmless Executive with respect to the obligations undertaken in this Paragraph to the same extent as he is currently indemnified under the Employment Agreement.

7. Consulting Services. Executive agrees to provide the Bank and Bancorp with consulting services on a reasonable basis through the end of February 2007.

8. Financial Obligations. Other than the payments set forth in Paragraphs 1, 2, and 3, Employer shall have no other financial obligations to Executive under any contract, agreement, compensation or benefit plans, programs, practices, or policies and his participation in all compensation and benefit plans, programs, practices, and policies provided to employees shall cease as of the Separation Date, except that Executive shall have the right to continue group health plan coverage as is provided under COBRA.

9. Consideration. Executive acknowledges and agrees that the payments set forth in Paragraphs 1 and 2, the reference letter provided in Paragraph 4, and the release from the non-competition covenant described in Paragraph 5 of this Agreement exceed the nature and scope of that to which he would otherwise have been entitled to receive from Employer, that such are of value to him, that such constitute adequate consideration for his promises herein and performance thereof; and that he is not entitled to such but for the execution of this Agreement, as well as his full performance of the obligations hereunder.

10. Release of All Claims. In exchange for the payments set forth in Paragraphs 1 and 2, the reference letter provided in Paragraph 4, and the release from the non-competition covenant described in Paragraph 5 of this Agreement, Executive hereby agrees for Executive, Executive’s heirs and assigns, to release, acquit and forever discharge Employer, its subsidiaries and affiliates, and all of their stockholders, officers, directors, employees, attorneys, agents, insurers, successors, and assigns (collectively or individually, the “Released Parties”) from any and all claims, demands, actions, causes of actions, damages (both actual and punitive), costs, judgments, expenses, liabilities, attorneys’ fees, legal costs or other compensation, or suits at law or in equity of whatsoever kind or nature, whether based upon tort, contract or operation of law, whether known or unknown, or whether asserted or unasserted, which Executive or Executive’s heirs or personal representatives may now have or assert arising out of or resulting from Executive’s employment and/or termination of employment with Employer including, but not limited to, breach of contract, whether express or implied, discrimination in employment, any claims of retaliation, negligence and intentional conduct of any sort, claims based upon sex, race, national origin, religion, handicapped or disability discrimination, labor protective provisions or conditions, severance pay, wrongful or constructive discharge, fraud, intentional infliction of emotional distress, or any claim arising out of Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., the Employment Retirement Security Act, 29 U.S.C. §§ 1001 et seq., Executive Order 11246, the Rehabilitation Act of 1973, 29 U.S.C. §§ 701 et seq., as those statutes may have been amended from time to time, or any other federal, state or local law, ordinance, regulation or order.

11. ADEA and OWBPA Release. Executive further agrees and understands that this Agreement includes, but is not limited to, all claims under the Federal Age Discrimination and Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”), the Older Worker Benefit Protection Act of 1967 (“OWBPA”) and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Agreement. Executive acknowledges that he has been advised by Employer that he has up to twenty-one (21) days to consider this Agreement and that he may revoke his acceptance of this Agreement within seven (7) days of signing. Notification of revocation of this Agreement must be accomplished by delivery of written notice of revocation to: Sheri L. Roberson, Counsel for the Bank and Bancorp, 150 Fayetteville Street, Suite 2100, Raleigh, NC 27602, before midnight on the seventh day after the execution date of this Agreement. No attempted revocation after the expiration of such seven (7)-day period shall have any effect on the terms of this Agreement. Further, Executive acknowledges that he is advised to consult with legal counsel of his own choice and at his own expense to seek clarification of any of the Agreement’s terms prior to signing this Agreement.

12. Confidentiality. Executive agrees that he will not disclose matters relating to the contents of this Agreement, including the amount of monetary payments and other benefits, to anyone other than his spouse, attorneys, accountants or financial advisors for professional counseling. Executive also agrees that he will take every precaution to ensure that his spouse, attorneys, accountants or financial advisors maintain the confidentiality provisions of this Agreement before any disclosure is made as permitted by this subparagraph.

13. Return of Employer Property. Executive agrees to return all of Employer’s property in his possession, including but not limited to, financial documents, mobile telephones, laptop computers, customer lists and contact information, disks, hard drives, software or other storage units containing Employer’s data, to it within three (3) business days from the Separation Date.

14. No Liability Admitted. Each party understands and agrees that this Agreement is intended to avoid and prevent future litigation with respect to Executive’s employment and termination from employment with Employer and any other matter between the parties, including the Released Parties. The Payments described in Paragraphs 1 and 2 of this Agreement are made to resolve any claims Executive may have against Employer and are not to be deemed or considered an admission of liability or any wrongdoing; all liability and wrongdoing by Employer is expressly denied.

15. Entire Agreement. This Agreement supercedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter, and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding on the parties unless such change or modification is in writing and signed by the parties.

16. Waiver. Failure of Employer to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right, power or privilege hereunder.

17. Governing Law. This Agreement is made and entered into in the State of North Carolina and shall in all respects be construed, enforced, and governed in accordance with the laws of the State of North Carolina, except as federal laws may apply.

18. Voluntary Agreement. Executive further states that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.

19. Severability. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

MECHANICS & FARMERS BANK

By
Title:

Date signed:

M&F BANCORP, INC.

By
Title:

Date signed:

EXECUTIVE

Ronald Wiley Date signed: